FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                    AND AMENDMENT TO REIMBURSEMENT AGREEMENT


         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of October 31, 2002 (this "Amendment"), between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and BANK ONE, NA, a national banking association having its main office in Chicago, Illinois, and successor by merger to Bank One, Indiana, NA (the "Bank").


                                    RECITALS

         A. The parties hereto have entered into a Second Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of October 31, 2001 (as amended or modified from time to time, the "Credit Agreement"), which is in full force and effect.

         B. The Company desires to further amend the Credit Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms set forth herein.

                                    AGREEMENT

         Based upon these recitals, the parties agree as follows:

         1. Amendments. Upon the Company satisfying the condition set forth in paragraph 4 (the date that this occurs, the "Amendment Effective Date"), the Credit Agreement shall be amended as follows:

         (a) The definition of "Applicable Margin" is amended and restated, to read as follows:

                  "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type:

                  (a) from and including the Effective Date through October 31, 2001:

                           Eurodollar Advances:  1.0%
                           Floating Rate Advances:  0.0%


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
                  (b) from and including November 1, 2001 and thereafter, as follows:

         Date                                        Eurodollar Advances                 Floating Rate Advances
---------------------------------------------- ------------------------------------- ----------------------------------
         From and including November 1,                 2.0% per annum                        0% per annum
         2001, through April 30, 2002

---------------------------------------------- ------------------------------------- ----------------------------------
---------------------------------------------- ------------------------------------- ----------------------------------
         From and including May 1, 2002,                2.5% per annum                        0.5% per annum
         through October 31, 2002

---------------------------------------------- ------------------------------------- ----------------------------------
---------------------------------------------- ------------------------------------- ----------------------------------
         From and including November 1,                 3.5% per annum                        1.5% per annum
         2002, through June 30, 2003

---------------------------------------------- ------------------------------------- ----------------------------------
---------------------------------------------- ------------------------------------- ----------------------------------
         From and including July 1, 2003,               4.0% per annum                        2.0% per annum
         and thereafter
---------------------------------------------- ------------------------------------- ----------------------------------

         (b) The definition of "Borrowing Base" is amended by deleting subsection (vi) in its entirety, and renumbering subsection (vii) as subsection (vi).

         (c) The definition of "Commitment" is amended and restated, to read as follows:

                  "Commitment" means, the obligation of the Bank to make Loans to, and issue Facility LCs upon the application of, the Borrower in an aggregate amount not exceeding $7,000,000, reduced by the amount as required pursuant to Section 2.5(d) and Section 2.5(e) (other than Sections 2.5(e)(iii) and 2.5 (e)(iv), which have already occurred).

         (d) The definitions of "Consolidated EBITDA" and "Consolidated Tangible Net Worth" are amended and restated in their entirety, respectively, to read as follows:

                  "Consolidated EBITDA" means Consolidated Net Income determined in accordance with Agreement Accounting Principles plus, to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business, (vi) severance costs, (vii) non-cash asset write downs, (viii) non-cash loss on equity interest of Affiliates,
         (ix) research and development expense to the extent that the cost incurred in exercise of the CIMPlus Option is so expensed, and (x) the UK Lease Liability not to exceed $650,000 minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business (including without limitation non-cash gains on equity interest of Affiliates recorded after July 31, 2001), all calculated for the Borrower and its Subsidiaries on a consolidated basis.

                                                           * * *

                  "Consolidated Tangible Net Worth" means, as of any date, (a) the amount of any Capital Stock, paid-in-capital, and similar equity accounts of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time and excluding the amount of "Other Comprehensive Income" of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, plus (b) the amount of any Subordinated Debt of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, less (c) any treasury stock of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, less (d) the Intangible Assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time plus, without duplication, (e) the amount of the cost incurred in exercise of the CIMPlus Option to the extent expensed for research and development and not capitalized and plus, (f) the UK Lease Liability not to exceed $650,000.

         (e) The defined term "Eligible Foreign Finished Goods Inventory" is deleted.

         (f) The definition of "Facility Termination Date" is amended and restated, to read as follows:

                  "Facility Termination Date" means December 15, 2003.

         (g) The following definition is added to Section 1.1 of the Credit Agreement in proper alphabetical order:

                  "UK Lease Liability" means the amount paid or accrued by the Company or an Affiliate of the Company to settle or otherwise satisfy a claim by Land Securities Ltd., against Hurco Europe for repair costs under the terms of a sub-lease of the facility previously occupied by Hurco Europe which terminated in April 2002.

         (h) Section 2.5(b) is amended and restated, to read as follows:

                  (b) Facility Fee. The Borrower agrees to pay to the Bank a facility fee on June 30, 2003, equal to $35,000 provided that, if all Obligations are repaid and the Commitment is terminated on or before June 30, 2003, the facility fee shall be forgiven, and provided further, if a Default occurs, the entire facility fee shall be earned as of the Default occurring and be payable by the Borrower to the Bank on June 30, 2003.

         (i) Section 6.20 is amended and restated to read as follows:

                  6.20.  Financial Covenants

                  6.20.1 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA, determined as of the end of the twelve (12) consecutive months then ending, to be less than: (i) on October 31, 2002, negative $2,150,000, (ii) on January 31, 2003, negative $1,750,000, (iii) on April 30, 2003, negative $600,000, (iv) on July
         31, 2003, $280,000, and (v) on October 31, 2003, $1,800,000.

                  6.20.2 Minimum Consolidated Tangible Net Worth The Borrower will maintain Consolidated Tangible Net Worth as of the last day of each fiscal quarter then ending of not less than, (i) on October 31, 2002, $32,300,000, (ii) on January 31, 2003, $30,000,000, (iii) on
         April 30, 2003, $30,000,000, (iv) on July 31, 2003, $30,000,000, and
         (v) on October 31, 2003, $30,500,000.

         (j) The European Facility has been terminated, and any and all references to the European Facility in the Credit Agreement are null and void.

         2. References to Credit Agreement. From and after the Amendment Effective Date, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. Representations and Warranties. The Company represents and warrants to the Bank that: (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article V of the Credit Agreement (with the exception of Section 5.5) are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of the effective date. Since September 30, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (c) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

         4. Conditions to Effectiveness. This Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the
Bank:

                  (a) Copies, certified as of the effective date hereof, of such corporate documents of the Company and the Guarantors as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company and the Guarantors with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request;

                  (b) A Confirmation of Subsidiary Guaranty of even date herewith executed by the Guarantors in favor of the Bank, in form and substance satisfactory to the Bank;

                  (c) Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank.

                  (d) The Company has paid the Bank on or prior to the Amendment Effective Date an amendment fee in the amount of $7,000.

         5. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended, the Credit Agreement and all other documents issued under or with respect thereto are ratified and confirmed by the Bank and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

         6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         7. Expenses. The Company agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson Wright PLLC, counsel to the Bank, in connection with preparing and reviewing this Amendment and any related agreements and documents.

         8. Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

HURCO COMPANIES, INC.                             BANK ONE, NA
                                                 (Main office Chicago, Illinois)


By:  /s/ Roger J. Wolf                            By:  /s/ Joanna Anderson
     -------------------------------                   ---------------------

Its:  Sr. Vice President and CFO                  Its:  Assistant Vice President
      --------------------------                       ------------------------